Blox Inc.

BLOX ANNOUNCES APPOINTMENT OF CFO

Vancouver, British Columbia (September 10, 2015) – Blox Inc. (“Blox” or the “Company”) (OTCQB: BLXX) is pleased to announce that effective September 10, 2015, Nancy Zhao, CPA, CGA, has been appointed as Chief Financial Officer of the Company.  Ms. Zhao is a Certified General Accountant with over seven years of experience with various industries including mining, realtor developer, property management, sports entertainment, hockey pool website, marketing and farming.  She is currently Manager of Financial Reporting with Samina Capital Ltd. in Vancouver, BC.  Samina Capital provides corporations with consulting services in the area of finance.

About Blox Inc.

Blox Inc. is a green mining, energy and technology company. The Company intends on harmonizing these three "pillars" to enable continuous growth and bring prospective projects from their initial stages to completion by sharing resources and skill sets.  The Company plans to develop its properties without causing devastating damage to the environment caused by traditional mining.  Blox Inc. was formed with the intention of becoming a producer of "green minerals" with a focus on West Africa.

For further information on Blox Inc., please contact:

rrenne@bloxinc.com

On behalf of the Board of Directors,

Mr. Ronald Renne, Chairman

Tel: 604-696-4236